EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Form S-1 on Form S-3 of Registration Statement No. 333-131333 of our reports dated March 15, 2007, relating to the consolidated financial statements and consolidated financial statement schedule of ProxyMed, Inc. (d/b/a MedAvant Healthcare Solutions) (the “Company”) and management’s report on the effectiveness of internal control over financial reporting (which our report on the consolidated financial statements and consolidated financial statement schedule expresses an unqualified opinion and includes explanatory paragraphs regarding the Company’s adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment”, on January 1, 2006 and the Company’s ability to continue as a going concern) appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2006 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Atlanta, Georgia
April 16, 2007